UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported):
March 23, 2011

Inter Parfums, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-16469	13-3275609
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

________________________________________________________________________________
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        On March 23, 2011 we entered into an exclusive agreement with Lane Bryant Purchasing Corp., a subsidiary of Charming Shoppes, Inc. under which we will design and manufacture personal care products for Lane Bryant stores in the United States, while Lane Bryant is responsible for marketing, promoting and selling these products.  The initial term of the contract, which may be extended by mutual consent, runs through December 31, 2015.

Item 7.01. Regulation FD Disclosure.

        Our press release dated March 23, 2011 relating to the entry into the agreement, product development, anticipated product launches and other matters, a copy of which is annexed hereto as Exhibit no. 99.1, is incorporated by reference herein and is filed pursuant to this Item 7.01.

Item 9.01 Financial Statements and Exhibits.

        99.1 Our press release dated March 23, 2011.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: March 28, 2011

Inter Parfums, Inc. By: /s/ Russell Greenberg Russell Greenberg, Executive Vice President